UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

UNITED AMERICAN HEALTHCARE CORPORATION
(Name of Registrant as Specified in Its Charter)

STRATEGIC TURNAROUND EQUITY PARTNERS, LP (CAYMAN) GALLOWAY CAPITAL MANAGEMENT, LLC BRUCE GALLOWAY GARY L. HERMAN SETH M. LUKASH FRED ZEIDMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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*

ANNUAL MEETING OF SHAREHOLDERS
OF
UNITED AMERICAN HEALTHCARE CORPORATION
_________________________

SUPPLEMENT DATED JUNE 11, 2010 TO THE PROXY STATEMENT
OF
THE STRATEGIC GROUP DATED MARCH 23, 2010
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

GENERAL INFORMATION

This supplement to the Proxy Statement is being furnished to you by Strategic Turnaround Equity Partners, LP (Cayman), a Cayman Islands limited partnership (“Strategic”) and the other participants in this solicitation (collectively, the “Strategic Group” or “we”), in connection with the re-scheduled annual meeting of shareholders (the “Annual Meeting”) of United American Healthcare Corporation, a Michigan corporation (“UAHC” or the “Company”).  This supplement should be read in conjunction with our Proxy Statement dated March 23, 2010, previously delivered to shareholders.  This supplement and the enclosed GOLD proxy card are first being mailed on or about June 14, 2010, to shareholders of record as of June 7, 2010, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The date of this supplement is June 11, 2010.

The Annual Meeting was originally scheduled to be held on April 23, 2010.  On April 6, 2010, the Company announced the postponement of the Annual Meeting for over three months.  The Company subsequently, on May 3, 2010, announced the date of the Annual Meeting had been moved up to June 29, 2010.

The Company filed a definitive proxy statement (the “UAHC Proxy Statement”) on June 10, 2010.  According to the UAHC Proxy Statement, the Annual Meeting will be held on Tuesday, June 29, 2010, at 10:30 a.m. local time at the MGM Grand Hotel, 1777 Third Street, Detroit, Michigan.  Only holders of record as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All GOLD proxy cards that have been submitted in connection with our mailing to shareholders of a proxy statement and proxy card on March 23, 2010 remain valid.

THEREFORE, IF YOU HAVE SUBMITTED A GOLD PROXY CARD SINCE MARCH 23, 2010 AND YOU DO NOT WISH TO CHANGE YOUR VOTE, THEN YOU DO NOT HAVE TO TAKE ANY FURTHER ACTION AND YOU DO NOT NEED TO SUBMIT THE ENCLOSED GOLD PROXY CARD.

At the Annual Meeting, shareholders will be asked to vote on (i) the election of three directors to serve three-year terms expiring at the 2012 annual meeting of shareholders and until their successors are duly elected and qualified, and (ii) the ratification of the selection of UHY LLP as the Company’s independent registered public accountants for the 2010 fiscal year.   We are soliciting proxies from shareholders to elect the Strategic Group’s director nominees, Gary L. Herman, Seth M. Lukash and Fred Zeidman (the “Strategic Nominees”), to serve as directors of UAHC, in opposition to the Company’s incumbent directors whose terms expire at the Annual Meeting.  For further details regarding the qualifications of the Strategic Nominees as well as a summary of our reasons for making this solicitation, please see the Strategic Group’s Proxy Statement dated March 23, 2010.

This supplement to the Proxy Statement is soliciting proxies to elect only the Strategic Nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for the Strategic Nominees and does not confer voting power with respect to any of the Company’s director nominees.  Shareholders who return the GOLD proxy card will only be able to vote for the Strategic Nominees and will not have the opportunity to vote for the Company’s director nominees at the Annual Meeting.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  The participants in this solicitation intend to vote all of their shares of Common Stock in favor of the Strategic Nominees and will not vote their shares in favor of any of the Company’s nominees.

SUPPLEMENTAL INFORMATION REGARDING THE BACKGROUND OF THE SOLICITATION

The Background of the Solicitation is restated in its entirety to read as follows:

The following is a chronology of events leading up to this proxy solicitation:

In June 2007, Strategic filed its initial Schedule 13D disclosing its beneficial ownership of more than 5% percent of the issued and outstanding shares of United.  Since then, Strategic has continuously held more than five percent of United’s outstanding shares.

In April 2008, Strategic, Galloway Capital Management, LLC, Gary L. Herman and Bruce Galloway entered into a Joint Filing Agreement and disclosed their aggregate beneficial ownership of United common stock.  Amendment No. 2 to the Strategic Schedule 13D disclosed that Mr. Galloway is deemed the beneficial owner of 583,917 shares of the Company’s common stock, which then represented approximately 6.72% of the shares outstanding, with his interest largely held through voting power over Strategic’s shares  as well as 86,409 additional shares over which he held sole voting and disposition power.  At present, the Strategic Group is the beneficial owner of 732,732 shares, representing approximately 9.1% of United’s issued and outstanding shares, including 464,679 shares held beneficially by Strategic and 268,153 by Mr. Galloway.

After Strategic learned that the Company had lost its contracts with the State of Tennessee, which represented a significant portion of the Company’s business, Strategic grew concerned about the direction the Company would take, in particular whether it would distribute any of its substantial cash and cash equivalent to shareholders, either through a dividend or share repurchase program.  In August 2008, Strategic nominated three individuals for election to the Board of the Company.  The Company later advised Strategic that there would be only one vacancy up for election at the 2008 Annual Meeting.  The Company’s Nominating Committee interviewed each of the Strategic nominees for possible election to the Board.  Once the interview process was complete, the Company decided to nominate Bruce Galloway, the managing member of the general partner of Strategic, for election to the Board at its 2008 Annual Meeting.  Mr. Galloway filled a vacancy created by the resignation from the Board of William C. Brooks, the Company’s Chief Executive Officer.

Since the 2008 Annual Meeting, which was held November 7, 2008, Mr. Galloway has served as one of seven directors of the Company.  The six other directors of the Board include five non-management directors who have all served for eight years or longer, with one director having served more than 20 years.  The sole management director, Mr. Harris, was United’s Chief Financial Officer until August 27, 2009, when he resigned from employment with the Company while retaining his board seat.

By letter dated May 8, 2009, Strategic communicated to United’s Board its “strong belief that the management of the Company has not taken necessary steps to reduce the Company’s overhead and its cash burn.”  Strategic warned that the “failure of the Company to undertake these steps could lead to further erosions of shareholder value.”  Strategic made its letter public as Amendment No. 3 to its Schedule 13D.

By letter dated June 23, 2009, Strategic advised the directors of United that it would no longer “support a management team and certain Board members who we believe continue to act in a manner which is self serving and not in the best interest of the shareholders.”  Strategic’s letter advised that United management had not “presented a plan to shareholders to reduce the corporate overhead and expenses to preserve the Company’s primary asset, ITS CASH.”  Strategic further requested that management “formulate a plan to be articulated to the shareholders on how they are going to reduce the Company’s cash burn.  This plan should include the following:

•	A reduction of all salaries by at least 30%;
•	A freeze on all bonuses;
•	A clawback on all bonuses issued since last year;
•	A reduction of all expenses, including office space;
•
A re-examination of all compensation packages, particularly in light of the current economy, the level of business at the Company and changes facing corporate America, particularly in the area of executive compensation;

•	An austerity plan to be prepared immediately by the Chief Financial Officer with the assistance of the Finance and Audit Committees.”

Strategic’s letter is annexed as an exhibit to its Schedule 13D, Amendment No. 4, filed June 23, 2009.  If elected, Strategic’s nominees intend to take all appropriate steps to reduce expenses.  No assurance can be given that any particular step will be adopted.

Since Mr. Galloway’s election to the Board, despite the reduction in business operations, the Company has failed to reduce management salaries or office expenses.  The Board has failed to commit to any distribution of its cash reserves to shareholders.  The Board has also failed to make a commitment to shareholders that it will not engage in an acquisition or make other use of the cash reserves, until a distribution has been made to the shareholders.  Mr. Galloway has expressed his concern to the Board regarding the Company’s losses and its significant expenses.  In April 2009, in an effort to ease the cash burn of the Company, Mr. Galloway returned two checks he received as cash fees for attendance at Board meetings.  Mr. Galloway expressed that until further notice he would not be accepting cash fees payable to him as a director of the Company, except for the reimbursement of expenses to attend Board and committee meetings, and encouraged his fellow Board members to follow suit to conserve the cash assets of the Company.  To the best of our knowledge to date no other Board member has forgone accepting director fees.

Also, over the course of serving as a director, Mr. Galloway has consistently requested data and information regarding the Company’s performance, business operations and strategies, its expenses, as well as its use of cash, which information either has not been provided to Mr. Galloway or the Company has taken a significant amount of time to make available.  Additionally, over the past year Mr. Galloway has sent numerous communications to various members of management and the Board urging cost reduction.  Such communications have received either no response or very limited acknowledgement.

By letter dated July 30, 2009, Strategic nominated Gary Herman, Seth M. Lukash and Fred Zeidman, for election to the Board of the Company at its 2009 Annual Meeting.  Strategic believes that each of Mr. Lukash and Mr. Zeidman qualify as audit committee financial experts, as defined by the Securities and Exchange Commission and each is eligible to serve on the finance and/or audit committee of the Company.  Each of these nominees is also independent as independence for audit committee members is defined in the listing standards of the NASDAQ Stock Market LLC market place rules.  Mr. Lukash’s experience includes Chairman of the board and member of the Audit Committee of a public company.  Mr. Zeidman’s experience includes an MBA from New York University, Chairman of the board and Chairman and member of the Audit Committee of several public companies.

Strategic went on to say in its Schedule 13D Amendment No. 5 filed July 30, 2009, Mr. Galloway’s beneficial ownership had increased to 732,732 shares, which represented approximately 9% of the shares of common stock then outstanding, with Strategic as direct beneficial owner of 464,679 shares, which represented approximately 5.7% of the shares outstanding, and Mr. Galloway holding sole voting and disposition power with respect to 268,153 additional shares.

 In August 2009, the Company announced that its Chief Financial Officer, Stephen Harris had resigned.  Mr. Harris was replaced by Anita Davis, CPA.  On January 15, 2010, Ms. Davis resigned from the position effective immediately after less than five months.  She was replaced by a William L. Dennis.  The announcement of this change did not occur until a press release was issued on January 21, 2010, 5 days after Mr. Dennis’ appointment.

In a letter dated November 4, 2009, Strategic inquired as to the date of the next Annual Shareholder’s meeting or investor conference call, as it would be 12 months since the Company’s last annual meeting on November 6, 2009.  Strategic stated in this letter that, “this was the first time in 10 years that management did not hold a quarterly or year-end investor call.”  The letter also responded to the Company’s claim in a press release dated September 24, 2009 that “It would not host an investor conference call for the fourth quarter and full year results in an effort to reduce costs and conserve resources.” In addition, the letter drew attention to what Strategic believed to be the excessive compensation of the Board compared to similar, more profitable companies and the Company’s failure to implement other suggestions by Strategic to reduce costs.  Strategic made its letter public as Exhibit B to its Schedule 13D Amendment No. 6.

By letter dated January 20, 2010, Strategic expressed its dissatisfaction with the scheduling of the upcoming shareholder’s meeting for April 23, 2010, which is months beyond the historical date of the meeting. The letter stated that Strategic believed this delay in addressing shareholders was due to the fact that “ the Board and the inept management team are seeking to stay entrenched for as long as possible, acting in a manner to  usurp good corporate governance and deny shareholders a proper forum to vote for change.”  Strategic made its letter public as Exhibit B to its Schedule 13D Amendment No. 7.

On March 19, 2010, the Company entered into a Voting and Standstill Agreement with John Fife and St. George Investments, LLC (“Fife”), the Company’s largest shareholder with 23.13% of the stock (which Fife began purchasing three (3) weeks after Strategic filed its preliminary proxy statement) a $2,300,000 Put option (with the potential of a $3,800,000 liability) for Fife shares in exchange for Fife’s support of the Board’s nominees.

On March 31, 2010, Strategic filed the a complaint in the United States District Court for the Eastern District of Michigan against the Company, Tom Goss, the Company’s Chairman, John Fife and related parties of John Fife, seeking injunctive relief from, among other things, implementation of the Voting and Standstill Agreement between the Company and John Fife and his affiliates, including the voting trust and irrevocable proxy established thereunder.

On April 5, 2010, Strategic filed an emergency motion for preliminary injunctions in the United States District Court for the Eastern District of Michigan against the Company, Tom Goss, the Company’s Chairman, John Fife and related parties of John Fife, seeking injunctive relief from, among other things, implementation of the Voting and Standstill Agreement between the Company and John Fife and his affiliates, including the voting trust and irrevocable proxy established thereunder.  A hearing on Strategic’s motion for preliminary injunction, Strategic’s motion for summary judgment, and UAHC’s motion to dismiss is scheduled for June 15, 2010.

On April 6, 2010, the Company announced that the Annual Meeting was postponed until July 30, 2010.

On May 3, 2010, the Company announced that the date of the Annual Meeting was moved up to June 29, 2010.  The Company also announced that the record date for the Annual Meeting would be June 7, 2010.

On June, 3, 2010, Strategic filed Amendment No. 12 to it Schedule 13D which disclosed that Mr. Galloway’s beneficial ownership had increased to 814,963 shares, which represented approximately 9.98% of the shares of common stock then outstanding, with Strategic as direct beneficial owner of 464,679 shares, which represented approximately 5.7% of the shares outstanding, and Mr. Galloway holding sole voting and disposition power with respect to 350,284 additional shares.

On June 10, 2010, the Company filed its definitive proxy statement on Schedule 14A.

INCORPORATION BY REFERENCE

THE STRATEGIC GROUP HAS OMITTED FROM ITS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN UAHC’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON UAHC’S CURRENT DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.   THE STRATEGIC GROUP WAS NOT INVOLVED IN THE PREPARATION OF UAHC’S PROXY STATEMENT.

THIS SOLICITATION IS BEING MADE BY THE STRATEGIC GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF UAHC.  THE STRATEGIC GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH THE STRATEGIC GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY UAHC’S MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE STRATEGIC NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO THE STRATEGIC GROUP, C/O OKAPI PARTNERS, THE FIRM WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF UAHC, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give the Strategic Group your proxy FOR the election of the Strategic Nominees by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card.  In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet.  Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.  The Strategic Group urges you to confirm in writing your instructions to the Strategic Group in care of Okapi Partners at the address provided below so that the Strategic Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

OKAPI PARTNERS
780 Third Avenue, 30th Floor
New York, N.Y. 10017
Shareholders Call Toll-Free at: 877-285-5990
Banks and Brokers Call Collect at: 212-297-0720
info@okapipartners.com

UNITED AMERICAN HEALTHCARE CORPORATION

2010 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE STRATEGIC GROUP

THE BOARD OF DIRECTORS OF UNITED AMERICAN HEALTHCARE CORPORATION IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Gary L. Herman and Seth M. Lukash, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of United American Healthcare Corporation (“United” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Shareholders of the Company scheduled to be held on Tuesday, June 29, 2010, at 10:30 a.m. local time at the MGM Grand Hotel, 1777 Third Street, Detroit, Michigan, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Strategic Group a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.  This Proxy will only be valid in connection with the Strategic Group’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

THE STRATEGIC GROUP STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL NO. 1

Proposal No. 1 – The Strategic Group’s Proposal to elect Gary L. Herman, Seth M. Lukash and Fred Zeidman as Directors of the Company.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT
Nominees: Gary L. Herman Seth M. Lukash Fred Zeidman	[ ]	[ ]	[ ]

THE STRATEGIC GROUP INTENDS TO USE THIS PROXY TO VOTE “FOR” MESSRS. HERMAN, LUKASH AND ZEIDMAN.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR STRATEGIC NOMINEE, MARK THE “FOR ALL NOMINEES EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW.  YOUR SHARES WILL BE VOTED FOR THE REMAINING STRATEGIC NOMINEE(S).

_______________________________________________________________

THE STRATEGIC GROUP DOES NOT OBJECT TO PROPOSAL NO. 2

Proposal No. 2 – The Company’s proposal to ratify the selection of UHY LLP as the Company’s independent registered public accountants for the 2010 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.